UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011.

Daedalus Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54126	To be applied
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11801 Pierce St., 2nd Floor, Riverside, CA 92505

(Address of principal executive offices)(Zip Code)

951-710-3075

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2011 the Company entered into an agreement and plan of merger with Alpha Network Alliance Ventures Inc., a Delaware corporation. Pursuant to the agreement, Alpha Network Alliance Ventures Inc. shall be merged with and into Daedalus Ventures, Inc., whereupon the separate existence of Alpha Network Alliance Ventures Inc. shall cease and Daedalus Ventures, Inc. shall be the surviving corporation.

Upon completion of the merger transaction, the Company shall change its name to Alpha Network Alliance Ventures Inc.

Item 5.01. Changes in Control of Registrant.

On June 1, 2011 the Company merged with Alpha Network Alliance Ventures Inc. The effects of capital stock upon the merger: (a) each share of Alpha Network Alliance Ventures, Inc. issued and outstanding common stock immediately be converted into the right to receive from Daedalus Ventures, Inc., one fully paid and non-assessable, issued and outstanding share at par value of $.0001 per share. (b) each share owned by Alpha Network Alliance Ventures, Inc. shareholder shall be canceled and no payment shall be made with respect thereto. (c) all of the Daedalus Ventures, Inc. common stocks that were issued and outstanding immediately shall retire and be canceled.

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated June 1, 2011.
99-1	Unanimous Written Consent of the Board of Directors and Majority Shareholders, approving the merger between Daedalus Ventures, Inc. and Alpha Network Alliance Ventures Inc.
99-2	Written Consent of Shareholders of the Daedalus Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAEDALUS VENTURES, INC.
Dated: June 1, 2011	By:	/s/ Eleazar Rivera
Eleazar Rivera
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated June 1, 2011.
99-1	Unanimous Written Consent of the Board of Directors and Majority Shareholders, approving the merger between Daedalus Ventures, Inc. and Alpha Network Alliance Ventures Inc.
99-2	Written Consent of Shareholders of the Daedalus Ventures, Inc.